UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2002

POPE & TALBOT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 228-9161

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 24, 2002, Pope & Talbot, Inc. (the “Company”) announced that it priced an offering of $60 million of 8 3/8% Senior Notes due 2013, with estimated net proceeds to the Company of $50.8 million. The terms of the notes are substantially identical to terms of the Company’s existing 8 3/8% Debentures due 2013. The notes are being offered in a Rule 144A offering to qualified institutional buyers in the United States and to non-U.S. persons outside the United States. The Company’s press release announcing the pricing terms is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated July 24, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPE & TALBOT, INC.

By:	/S/ MARIA M. POPE
Maria M. Pope Vice President & Chief Financial Officer

Date: July 24, 2002.

EXHIBIT INDEX

Exhibit     Description

99.1	Press release dated July 24, 2002.